CLEAR Announces Fourth Quarter and Full Year 2025 Financial Results

NEW YORK, February 25, 2026 – Clear Secure, Inc. (NYSE: YOU), the secure identity company, has released financial results for the fourth quarter and full year 2025 on its Investor Relations website at https://ir.clearme.com.

Fourth Quarter Financial Highlights
(percentage change is expressed as year-over-year, unless otherwise specified)
●Revenue of $240.8 million was up 16.7%; Total Bookings of $287.1 million increased 25.4%, reaccelerating from prior quarters to the strongest quarterly growth since Q4 2023
●Operating income of $53.9 million, representing a 22.4% operating income margin
●Net income of $46.5 million, representing a 19.3% net income margin
●Adjusted EBITDA of $79.9 million, representing a 33.2% Adjusted EBITDA margin and 870 basis points of year-over-year margin expansion
●Earnings per Common Share Basic and Diluted of $0.31 and $0.31
●Net cash provided by operating activities of $198.4 million; Free Cash Flow of $187.4 million

Full Year Financial Highlights
(percentage change is expressed as year-over-year, unless otherwise specified)
●Revenue of $900.8 million was up 16.9%; Total Bookings of $977.2 million increased 17.2%
●Operating income of $186.5 million, representing a 20.7% operating income margin
●Net income of $168.1 million, representing a 18.7% net income margin
●Adjusted EBITDA of $262.2 million, representing a 29.1% Adjusted EBITDA margin and 480 basis points of year-over-year margin expansion
●Earnings per Common Share Basic and Diluted of $1.14 and $1.12
●Net cash provided by operating activities of $372.5 million; Free Cash Flow of $343.1 million

Operational Achievements
●Total CLEAR Members grew to 38.0 million, up 31.5% year-over-year and Active CLEAR+ Members, which have been recast as described in the Key Performance Indicators section below, grew to 7.6 million in the fourth quarter, up 6.0% year-over-year
●Renewed multi-year partnership with American Express, continuing to offer CLEAR+ as an embedded benefit on the American Express Consumer, Corporate and Small Business Platinum Card and select other American Express card products
●60 CLEAR+ airports and 340 retail locations with TSA PreCheck® Enrollment Provided by CLEAR as of December 31, 2025
●eGates launched across 37 airports as of today; on track for network wide rollout in 2026
●CLEAR Concierge, a premium, personalized on-demand airport service now offered at 27 airports
●CLEAR1 continues to build momentum, delivering its largest bookings quarter to date and setting another record for new enterprise customers signed this quarter

Capital Allocation Activities
●Approximately $16.7 million returned to shareholders in the fourth quarter of 2025, related to our regular quarterly dividend of $0.125 per share and distributions
●Clear Secure, Inc. announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share, representing a 20% increase compared to the prior quarterly cash dividend, and a special cash dividend of $0.20 per share, in each case payable on March 24, 2026 to shareholders of record of Class A Common Stock and Class B Common Stock as of the close of business on March 10, 2026
●Clear Secure, Inc. further announced today that its Board of Directors authorized a $125.0 million increase to its existing Class A Common Stock share repurchase program, resulting in an aggregate remaining authorization of approximately $250.3 million

First Quarter and Full Year 2026 Guidance
●First quarter 2026 Revenue of $242-245 million, representing 15.2% year-over-year growth at the midpoint
●First quarter 2026 Total Bookings of $248-253 million, representing 20.9% year-over-year growth at the midpoint
●Full Year 2026 Free Cash Flow of at least $440 million, representing at least 28.2% year-over-year growth

"We exited the year with accelerating top line growth, delivered record full year profitability and free cash flow, and continued to strengthen our member experience while expanding our identity platform. The momentum we are seeing across CLEAR Travel and CLEAR1, combined with rising demand for secure, high-fidelity identity, underscores that we are at an inflection point for both CLEAR and our industry. With a robust balance sheet, expanding partnerships and a compelling innovation roadmap, we are entering 2026 from a position of strength.”said Caryn Seidman Becker, CLEAR’s CEO.

Conference Call Details
CLEAR will host a conference call to discuss these results at 8:00 AM (ET) today. Investors and analysts can access the live teleconference call by dialing toll-free 877-407-3089 for U.S. participants and +1-215-268-9854 for international participants. Listeners can access the live webcast https://event.choruscall.com/mediaframe/webcast.html?webcastid=fvER9cTZ. A webcast replay will be available after the event on the investor relations website at https://ir.clearme.com.

About CLEAR
The mission of CLEAR, the secure identity company, is to strengthen security and create frictionless experiences. With over 39 million Members and a growing network of partners across the world, CLEAR's secure identity platform is transforming the way people live, work, and travel. Whether you are traveling, at the stadium, or on your phone, CLEAR connects you to the things that make you, you—making everyday experiences easier, more secure, and friction-free. CLEAR is committed to privacy done right. Members are always in control of their own information, and we do not sell biometric or sensitive personal data. For more information, visit clearme.com.

Key Performance Indicators

Effective with this earnings release, we have renamed Total Cumulative Enrollments to Total CLEAR Members. This renaming did not have an impact on the methodology for calculation. Additionally, prior period Active CLEAR+ Members have been recast to reflect the removal of certain lapsed accounts identified in connection with a billing system transformation project undertaken during 2025. This recast had no impact on our consolidated financial statements or non-GAAP financial measures. There has been no other change in the calculation of Active CLEAR+ Members. See Management's Discussion and Analysis section of the annual report on Form 10-K for the fiscal year ended December 31, 2025 for additional details.

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Total Bookings (in millions)	$228.9	$207.2	$222.9	$260.1	$287.1
Total CLEAR Members (in thousands)	28,906	31,215	33,472	35,751	37,998
Total Cumulative Platform Uses (in thousands)	234,842	248,895	264,830	280,329	295,907
Active CLEAR+ Members (in thousands)	7,187	7,229	7,227	7,399	7,616
Annual CLEAR+ Gross Dollar Retention	88.5%	87.1%	87.3%	86.9%	86.4%
Annual CLEAR+ Member Usage	7.1x	7.1x	7.0x	7.0x	7.0x

CLEAR SECURE, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share and per share data)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$85,734	$66,892
Marketable securities	614,439	542,605
Accounts receivable	1,925	511
Prepaid revenue share fee	29,679	24,652
Prepaid expenses and other current assets	32,837	27,558
Total current assets	764,614	662,218
Property and equipment, net	59,331	56,869
Right of use asset, net	100,048	108,885
Intangible assets, net	2,753	15,300
Goodwill	62,684	62,757
Restricted cash	2,764	3,456
Other assets	311,198	285,447
Total assets	$1,303,392	$1,194,932

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,156	$18,020
Accrued liabilities	236,543	185,281
Deferred revenue	516,201	439,753
Total current liabilities	759,900	643,054
Other long term liabilities	339,107	313,938
Total liabilities	1,099,007	956,992
Commitments and contingencies
Class A Common Stock, $0.00001 par value - 1,000,000,000 shares authorized; 97,988,039 and 97,986,631 shares issued and outstanding, respectively, as of December 31, 2025 and 96,794,826 shares issued and outstanding as of December 31, 2024	1	1
Class B Common Stock, $0.00001 par value—100,000,000 shares authorized; 351,787 and 677,234 shares issued and outstanding as of December 31, 2025 and 2024, respectively.	—	—
Class C Common Stock, $0.00001 par value—200,000,000 shares authorized; 15,745,891 and 15,287,620 shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Class D Common Stock, $0.00001 par value—100,000,000 shares authorized; 19,130,246 and 24,896,690 shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Accumulated other comprehensive income	840	343
Treasury stock at cost, 0 shares as of December 31, 2025 and 2024, respectively	—	—
Retained earnings	119,791	83,778
Additional paid-in capital	57,102	114,231
Total stockholders’ equity attributable to Clear Secure, Inc.	177,734	198,353
Non-controlling interest	26,651	39,587
Total stockholders’ equity	204,385	237,940
Total liabilities and stockholders’ equity	$1,303,392	$1,194,932

CLEAR SECURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$240,751	$206,270	$900,779	$770,488

Operating expenses:
Cost of revenue share fee	35,404	29,068	127,848	108,117
Cost of direct salaries and benefits	46,447	47,835	192,616	173,033
Research and development	17,159	18,413	72,383	73,352
Sales and marketing	13,640	14,573	54,449	48,809
General and administrative	60,295	55,326	232,381	217,506
Depreciation and amortization	13,900	6,977	34,624	26,480
Operating income	53,906	34,078	186,478	123,191

Other income (expense)
Interest income, net	5,803	7,085	24,383	32,509
Other (expense) income, net	(2,825)	(90,364)	(4,791)	(89,073)
Income before tax	56,884	(49,201)	206,070	66,627
Income tax (expense) benefit	(10,339)	165,772	(37,923)	158,647
Net income	46,545	116,571	168,147	225,274
Less: net income attributable to non-controlling interests	15,783	13,285	58,979	55,598
Net income attributable to Clear Secure, Inc.	$30,762	$103,286	$109,168	$169,676

Net income per share of Class A and B Common Stock
Net income per common share basic, Class A	$0.31	$1.07	$1.14	$1.81
Net income per common share basic, Class B	$0.31	$1.07	$1.14	$1.81
Net income per common share diluted, Class A	$0.31	$0.83	$1.12	$1.56
Net income per common share diluted, Class B	$0.31	$0.83	$1.12	$1.56
Weighted-average shares of Class A Common Stock outstanding, basic	97,485,283	95,501,395	95,436,323	93,010,960
Weighted-average shares of Class B Common Stock outstanding, basic	351,787	831,582	535,376	884,283
Weighted-average shares of Class A Common Stock outstanding, diluted	99,277,912	114,483,803	97,269,905	118,081,362
Weighted-average shares of Class B Common Stock outstanding, diluted	503,961	25,751,098	535,376	26,429,282

CLEAR SECURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Year Ended December 31,
	2025	2024
Operating activities:
Net income	$168,147	$225,274
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation on property and equipment	23,923	21,749
Amortization on intangible assets	10,701	4,731
Noncash lease expense	6,315	6,607
Impairment of assets	362	723
Impairment of strategic investment	4,719	—
Equity-based compensation	38,932	35,339
Deferred income tax expense (benefit)	24,381	(165,773)
Amortization of revolver loan costs	132	202
Gain on divestiture of a business	(635)	—
Premium amortization (discount accretion) on marketable securities	(1,257)	(7,319)
Changes in operating assets and liabilities:
Accounts receivable	(1,580)	15
Prepaid expenses and other assets	(3,736)	(6,526)
Prepaid revenue share fee	(5,027)	(250)
Accounts payable	(6,368)	2,198
Accrued and other long term liabilities	45,920	120,964
Deferred revenue	76,454	63,500
Operating lease liabilities	(8,931)	(5,757)
Net cash provided by operating activities	372,452	295,677

Investing activities:
Business combinations, net of cash acquired	—	—
Purchases of marketable securities	(747,120)	(971,097)
Proceeds from sales and maturities of marketable securities	677,173	1,098,201
Proceeds from divestiture	2,700	—
Purchase of strategic investment	(514)	(1,000)
Purchases of property and equipment	(29,340)	(12,009)
Purchases of intangible assets	—	(318)
Net cash (used in) provided by investing activities	(97,101)	113,777

Financing activities:
Repurchase of Class A Common Stock	(126,345)	(272,920)
Payment of dividend	(47,839)	(39,402)
Payment of special dividend	(25,316)	(28,828)
Distributions to members	(18,728)	(25,138)
Tax distribution to members	(26,113)	(24,979)
Deferred consideration payment	—	(1,246)
Payment of taxes on net settled stock-based awards	(12,653)	(9,034)
Other financing activities	(334)	—
Net cash used in financing activities	(257,328)	(401,547)

Net increase (decrease) in cash, cash equivalents, and restricted cash	18,023	7,907
Cash, cash equivalents, and restricted cash, beginning of period	70,348	62,401
Exchange rate effect on cash and cash equivalents, and restricted cash	127	40
Cash, cash equivalents, and restricted cash, end of period	$88,498	$70,348

Non-GAAP Financial Measures

In addition to our results as determined in accordance with GAAP, we disclose Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow as non-GAAP financial measures that management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, net income margin, net cash provided by (used in) operating activities or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our Non-GAAP financial measures are expressed in thousands, unless otherwise indicated. We periodically reassess the components of our Non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions to ensure the adjustments remain relevant and meaningful.

Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net income adjusted for income taxes, interest (income), net, depreciation and amortization, impairment and losses on asset disposals, equity-based compensation expense, net other (income) expense excluding sublease rental income, acquisition-related costs and changes in fair value of contingent consideration. We define Adjusted EBITDA Margin as Adjusted EBITDA expressed as percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are important financial measures used by management and our board of directors (“Board”) to evaluate business performance. We believe Adjusted EBITDA and Adjusted EBITDA Margin assist investors in evaluating the performance of the Company’s core operations by excluding certain items that impact the comparability of results from period to period.

Free Cash Flow

We define Free Cash Flow as net cash (used in) provided by operating activities adjusted for purchases of property. We believe Free Cash Flow provides useful information to management and investors about the Company’s liquidity and cash flow trends.With regards to our CLEAR+ subscription service, we generally collect cash from our Members upfront for annual subscriptions. As a result, when the business is growing Free Cash Flow can be a real time indicator of the current trajectory of the business.

See below for reconciliations of these non-GAAP financial measures to their most comparable GAAP measures.

Cautionary Note Concerning Forward-Looking Statements

This release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding the Company’s financial position, capital structure, business strategy and plans and objectives of management for future operations, as well as statements regarding business momentum, growth, anticipated demand for our products and services and our business prospects during 2025, as well as expected impacts from our pricing actions, and our guidance for the fourth quarter and full year 2025. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on the Company. Investors are cautioned that any and such forward looking statement are not guarantees of future performance or results and involve risks and uncertainties (some of which are beyond the Company’s control), and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to: risks relating to adding and retaining Members and partners, including Active CLEAR+ Members, or failing to increase the utilization of our platform; our inability to meet stakeholder expectations or maintain the value and reputation of our brand; failure to successfully compete, and the highly competitive market in which we operate; risks associated with the increased adoption of new technological solutions and services, including fourth-party identity verification solutions and credential authentication solutions; public confidence in, and acceptance of, identity platforms and biometrics generally, and our platform specifically; failure to successfully implement strategies to increase adoption of our platform or expand into new verticals; risks associated with our commercial agreements and strategic alliances, as well as potential indemnification obligations and certain of our agreements with fourth parties; risks related to the dependence of portions of our business and results of operations on concessionaire agreements; risks associated with our growth and ability to develop and introduce platform features and offerings, and the need for adequate research and development resources; risks associated with any decline or disruption in the travel industry or a general economic downturn; risks related to our need for additional capital to support our business growth and objectives, and risks that this capital may not be available to us on reasonable terms (or at all) and may result in shareholder dilution; risks associated with acquisitions and other strategic transactions; the need for high-quality personnel; risks associated with the complexity of our platform, including the negative impacts of any errors, system failures or the successful implementation of upgrades or new technology; the risk that our marketing efforts may not be effective; risks associated with changes in the Internet browsers and mobile device accessibility of Members; the ability to maintain our corporate culture; risks associated with payment processing; potential adverse impacts of climate change; our limited experience operating outside of the United States and risks associated with international operations; risks associated with breaches of our information technology systems or those of fourth parties upon which we rely, protection of our intellectual property, technology and confidential information and failures by fourth-party technology and devices on which our business relies; our reliance on fourth-party technology and information systems and our ability to find alternatives if such technology and information systems fail; potential liability due to the infringement on fourth-party intellectual property by technologies that we incorporate into our products; our ability to meet the standards set for our airport operations by governmental stakeholders; the risk that we may be sued by fourth parties for alleged infringement, misappropriation or other violations of intellectual property and other proprietary rights; risks associated with the actual or perceived failure to comply with applicable biometrics, artificial intelligence, health information and data privacy laws; failure to comply with the constantly evolving laws and regulations that we are or may become subject to; potential legal proceedings, regulatory disputes and governmental inquiries; coverage afforded under our insurance policies may be inadequate; risks associated with the use of “open source” software; limitations of the SAFETY Act’s liability protections; risks associated with our financial performance, including the risk of increased expenses and net losses in the near term and our ability to achieve or sustain profitability in the future; the failure of our estimates or judgments relating to our critical accounting policies; the risk that our focus on delivering a safe, reliable, predictable and frictionless Member experience may not maximize short-term financial results, which may yield results that conflict with the market’s expectations and could result in our stock price being negatively affected; risks associated with our structure as a holding company, and our reliance on Alclear Holdings, LLC for certain distributions; risks associated with dividend payments and share repurchases; risks associated with our organizational structure, including those related to our Tax Receivable Agreement; the control of the Company by our co-founder, whose interests in our business may be different than those of our other stockholders; restrictions under our Credit Agreement; the unpredictable nature of tax attributes that will impact our tax treatment; substantial future sales of shares of our Class A Common Stock could cause our stock price to fall; failure to maintain adequate internal controls; the risk that provisions in our charter documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a fourth party; the volatility of our stock price; risks related to the founder performance-based restricted stock unit awards granted at the time of our initial public offering; future issuances of securities, including preferred securities, the terms of which could adversely affect the voting power or value of our Common Stock; and other risks and uncertainties indicated in the Company’s Securities and Exchange Commission (the "SEC") common stock reports or documents filed or to be filed with the SEC. Forward-looking statements included in this release speak only as of the date of this release or any earlier date specified for such statements. The Company disclaims any obligation to update any forward looking statements contained herein. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements .

Reconciliation of Net Income to Adjusted EBITDA and Net Income Margin to Adjusted EBITDA Margin:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
Net income	$46,545	$116,571	$168,147	$225,274
Income tax expense (benefit)	10,339	(165,772)	37,923	(158,647)
Interest (income), net	(5,803)	(7,085)	(24,383)	(32,509)
Other expense, net	3,270	90,808	6,577	90,850
Depreciation and amortization	13,900	6,977	34,624	26,480
Impairment on assets	362	723	362	723
Equity-based compensation expense	11,258	8,301	38,932	35,339
Adjusted EBITDA	$79,871	$50,523	$262,182	$187,510

Revenue	$240,751	$206,270	$900,779	$770,488
Net Income Margin	19.3%	56.5%	18.7%	29.2%
Adjusted EBITDA Margin	33.2%	24.5%	29.1%	24.3%
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$198,420	$136,612	$372,452	$295,677
Purchases of property and equipment	(11,022)	(2,750)	(29,340)	(12,009)
Free Cash Flow	$187,398	$133,862	$343,112	$283,668

Definitions of Key Performance Indicators
To evaluate performance of the business, we utilize a variety of other non-GAAP financial reporting and performance measures. These key measures include Total Bookings, Total CLEAR Members, Total Cumulative Platform Uses, Active CLEAR+ Members, Annual CLEAR+ Gross Dollar Retention, and Annual CLEAR+ Member Usage.

Total Bookings
Total Bookings represent our total revenue plus the change in deferred revenue during the period. Total Bookings in any particular period reflect sales to new and renewing CLEAR+ subscribers plus any accrued billings to partners. Management historically viewed Total Bookings as an important measure of the current health and growth of the business and views it as a leading indicator.
Total CLEAR Members
We define Total CLEAR Members (formerly Total Cumulative Enrollments) as the cumulative number of members that have registered for the CLEAR platform since inception as of the end of the period. This includes Members who have enrolled through CLEAR+, trials, single-use product purchases, other non-paid uses of the CLEAR platform, and associated family accounts. Total CLEAR Members exclude members who are solely marketing opt-ins and purged accounts, and are adjusted to remove identified duplicate non-paid accounts. We renamed this metric to Total CLEAR Members and refined the definition to better reflect the breadth of Members who engage with the CLEAR platform as our offerings have expanded. Management views this metric as an important tool to analyze the efficacy of our growth and marketing initiatives as new Members are potentially a current and leading indicator of revenues.

This metric has been renamed and the definition clarified to provide more detail on the calculation thereof. The clarification did not have an impact on the methodology for calculation.
Total Cumulative Platform Uses
We define Total Cumulative Platform Uses as the number of individual engagements across CLEAR use cases, including CLEAR+, CLEAR Mobile, our flagship app, and CLEAR1, since inception as of the end of the period. Management has historically viewed this metric as a tool to analyze the level of engagement of our Member base which can be a leading indicator of future growth, retention and revenue.

Active CLEAR+ Members
We define Active CLEAR+ Members as the number of members with an active CLEAR+ subscription as of the end of the period. This includes CLEAR+ members who have an activated payment method, plus associated family accounts and is inclusive of members who are in a trial or in a billing grace period. Management views this as an important tool to measure the growth of its CLEAR+ product.

Prior period Active CLEAR+ Members have been recast to reflect the removal of certain lapsed accounts identified in connection with a billing system transformation project undertaken during 2025. This recast had no impact on our consolidated financial statements or non-GAAP financial measures. There has been no other change in the calculation of Active CLEAR+ Members.

Annual CLEAR+ Gross Dollar Retention
We define Annual CLEAR+ Gross Dollar Retention as the net bookings collected from a Fixed Cohort of Members during the Current Period as a percentage of the net bookings collected from the same Fixed Cohort during the Prior Period. The Current Period is the 12-month period ending on the reporting date, the Prior Period is the 12-month period ending on the reporting date one year earlier. The Fixed Cohort is defined as all Active CLEAR+ Members as of the last day of the Prior Period who have activated a payment method for our in-airport CLEAR+ service, including their registered family plan Members. Bookings received from a third party as part of a partnership agreement are excluded from both periods. Active CLEAR+ Members, including those on a free or discounted plan, or who receive a full statement credit, only impact Annual CLEAR+ Gross Dollar Retention to the extent that they are paying anything out-of-pocket on behalf of themselves or a registered family plan Member. Management has historically viewed this metric to be reflective of our business objective of optimizing revenue.

Annual CLEAR+ Member Usage
We define Annual CLEAR+ Member Usage as the total number of unique CLEAR+ airport verifications in the 365 days prior to the end of the period divided by Active CLEAR+ Members as of the end of the period who have been enrolled for at least 365 days. The numerator includes only verifications of the population in the denominator. Management has historically viewed this as an important tool to analyze the level of engagement of our Active CLEAR+ Member base.

Investor Contact
CLEAR
ir@clearme.com

Media Contact
CLEAR
media@clearme.com